Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 264 to Registration Statement No. 33-26305 on Form N-1A of our report dated November 21, 2012, relating to the financial statements and financial highlights of BlackRock Flexible Equity Fund (formerly BlackRock Mid-Cap Value Equity Portfolio), a series of BlackRock Funds, appearing in the Annual Report on Form N-CSR of BlackRock Funds for the year ended September 30, 2012, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania January 24, 2013